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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): AUGUST 17, 2005

                                  ATARI, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                          (State or other jurisdiction
                       of incorporation or organization)

                        Commission File Number: 0-27338


                                   13-3689915
                      (I.R.S. employer identification no.)

                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                        (Address of principal executive
                          offices, including zip code)

                                 (212) 726-6500
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule
           or Standard; Transfer of Listing

     (a) Pursuant to a letter dated August 2, 2005, The NASDAQ Stock Market required that on or before August 17, 2005, Atari, Inc. ("Atari") submit a specific plan and timetable to achieve compliance with the audit committee composition requirements contained in Marketplace Rule 4350 (the "Rule"). On August 17, 2005, Atari submitted such plan and timetable, which, among other things, identified potential candidates for the current audit committee vacancy. By letter dated August 17, 2005, the NASDAQ Staff confirmed its satisfaction with the plan stating that Atari "provided a definitive plan evidencing its ability to achieve and sustain compliance with the Rule, and as such, has determined to grant an extension of time" to regain compliance. Pursuant to such extension, on or before November 15, 2005, Atari must submit to NASDAQ documentation evidencing compliance with the Rule or will otherwise receive a delisting notice (subject to appeal to a Listing Qualifications Panel). Atari plans to submit the requested evidence of compliance to The NASDAQ Stock Market on or before November 15, 2005.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATARI, INC.


                                       By:    /s/ Jeffrey B. Kempler
                                           ---------------------------
                                           Jeffrey B. Kempler
                                           Senior Vice President, Business and
                                           Legal Affairs


Date:  August 18, 2005



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